Exhibit 23(b)


                         Tocci, Goldstein & Company LLP
                          Certified Public Accountants


The Board of Directors
Netplex Group, Inc.
8260 Greensboro Drive
McLean, VA 22102

The Board of Directors The Netplex Group Inc.:

We consent to the use of our report on the statements of The
Netplex Group Inc. (formerly CompuServe Systems Integration Group
Mid-Atlantic, Inc.) as of December 31, 1994, and for the year then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ Tocci, Goldstein & Company LLP
                                        ----------------------------------
                                            Tocci, Goldstein & Company LLP



New York, NY
December 26, 1996